Form C

Cover Page

Name of issuer:

BOXX, CORP.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/26/2015

Physical address of issuer:

939 SE Alder St.
Portland OR 97214

Website of issuer:

http://www.boxxcorp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$96,008.00

Deadline to reach the target offering amount:

9/28/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$11,060.65	$68.00
Cash & Cash Equivalents:	$11,060.65	$68.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

BOXX, CORP.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Eric Vaughn	CEO	BOXX	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Eric Vaughn	CFO	2015
Eric Vaughn	President	2015
Eric Vaughn	Comptroller	2015
Eric Vaughn	Treasurer	2015
Eric Vaughn	CEO	2015
Eric Vaughn	Secretary	2015
Eric Vaughn	CTO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Eric Vaughn	6800000.0 Common	99.90000000000001

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

These are the principal risks that are related to the company and its business:

Our patents and other intellectual property could be unenforceable or ineffective. One of the Company's most valuable assets is its international multi-country intellectual property portfolio. We currently hold 14 issued design and technology patents throughout the US, EU, Japan, India, Brazil and China as well as a number of trademarks including BOXX ® product trademark in each country, copyrights, Internet domain names, and trade secrets. We believe the most valuable component of our intellectual property portfolio is these technology patents which are multinational and industry wide across the entire two wheeled vehicle markets. Much of the company's current value depends on the strength of these patents some of which are also designed to be licensee such as two wheeled electric AWD for scooters industry wide. The Company intends to continue to file additional patent applications and build its intellectual property portfolio as we discover new technologies related to our products and our industry.

Our operations are dependent on our ability to generate sufficient cash flows from product production, and/or to obtain additional capital financing from our members and/or third parties. No assurance can be given that we will be successful in these efforts. Any valuation at this stage is purely market value speculation.

Consumer Products and Technology Engineering Industry investments are subject to varying degrees of risk. The yields available from equity investments depends on the amount of revenues and capital appreciation generated by the company as well as the expenses incurred in connection therewith. If any of the Company's products or services does not generate income sufficient to meet operating expenses, the company's value could adversely be affected. Value of, economic climates may adversely affect the Company's products and services. Revenues from the company's products and services are affected by factors such as the costs of production and regional market conditions.

The Company could experience delays in production to transform its production to a high volume scale model and production process in a timely and cost-efficient manner, including purchasing or leasing additional capital equipment and hiring additional qualified production personnel. This could also affect the Company's projected revenues.

As competition in the Scooter market continues to intensify, new solutions will come to market. We are aware that other companies will in the future focus significant resources on developing and marketing Electric Scooter products and services that will compete and BOXX Corp shall receive increased competition that could result in: - product price reductions, revenue reductions, lower profit margins. - Increased manufacturing costs and loss of market share.

Our product may not be as scalable as expected to customer demand levels while maintaining superior performance and costs. In addition, as customers' technology demand increases, we will need to make additional investments in our research and development and infrastructure to maintain adequate product advancements and production rates. Expanding our production and upgrading our products may cause delays in our product manufacturing delivery. As a result, our production capacity may be unable to achieve or maintain a sufficiently higher-volume capacity reducing our revenue and causing our business and financial results to decrease.

Advances and Changes in the market may mean that we will be unable to respond quickly or effectively to developments. For example, if competitors introduce products, services or technologies that are better than ours or that gain greater market acceptance. Or if new industry standards emerge, our BOXX product technology may become obsolete, which would materially and adversely affect our business, results of operations and financial condition.

BOXX, Corp. incorporated as a Delaware Stock Issuing Corporation in May of 2015 for a phase II product production. Accordingly, the Company has a limited history of data upon which by evaluation of its phase I performance have indicated its current business prospects and likely future projections are made. There are no assurances that BOXX, Corp. can generate profitably.

This offering is conducted on a best efforts basis, there is no assurance that the company can fulfill the capital raise of this offering.

The Company's business plans may change significantly. Management believes that the Company's chosen activities and strategies are achievable considering current economic conditions. Management reserves the right to make significant modifications to the company's stated strategies depending on market conditions to achieve profitable operations.

The Company's projections are hypothetical and based upon a presumed financial performance of the company, the addition of a prototyping phase I data based marketing plan, and other averaging factors typical of business and our industry. Projections are based on management's best estimate complied to project probable results and realistic goals of the operations for the Company. These investments have been made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel. These projections are based on several assumptions, set forth therein, which Management believes are reasonable. Some assumptions, upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond management's control. Therefore, actual results of operations will vary from the projections. In addition, projections do not and cannot consider such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the company's business. While management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

Our future success depends on the efforts of key personnel, especially our founder, Eric Vaughn. The loss of services of Eric Vaughn or any key personnel may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

While there are only a handful of major brand competitors in this market, there are several potential competitors who could be in a better positioned of market majority. We are competing with larger, established scooter brands who currently have products on the markets and/or various respective product development programs. They have additional financial resources than us. They may succeed in developing and marketing competing equivalent products to us. Furthermore, if competitors introduce products, services or technologies that are better than ours or that gain greater market acceptance, or if new industry standards emerge, our BOXX product technology may become obsolete, which would materially and adversely affect our business operations and financial condition.

No assurance can be given that the reasonable value of the assets acquired by the company shall gain value in the future. Investors have no right to withdrawal their equity commitment or require the company to repurchase their respective common stock interests. The transferability of the common stock shares is limited. Accordingly, investors should be prepared to hold their investment interest until the Company is assets are liquid able.

Compliance with environmental and safety regulations could increase the company's operational costs, and delay introduction products.

Our product may not be as scalable as expected to customer demand levels while maintaining superior performance and costs. In addition, as customers' technology demand increases, we will need to make additional investments in our research and development and infrastructure to maintain adequate product advancements and production rates. Expanding our production and upgrading our products may cause delays in our product manufacturing delivery. As a result, our production capacity may be unable to achieve or maintain a sufficiently higher-volume capacity reducing our revenue and causing our business and financial results to decrease.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 65% Set up BOXX joint venture and corporate partnership (this will provide us with the money to begin production and selling)

30% will go towards securing the BOXX patent portfolio, adding Italy and Spain to our patents.

5% Wefunder intermediary fee

If we raise: **$96,008**

Use of Proceeds: 30% Set up BOXX joint venture and corporate partnership (this will provide us with the money to begin production and selling)

24% will go towards securing the BOXX patent portfolio, adding Italy and Spain to our patents.

30% will go towards the BOXX Partnership Retail Program. This will provide us with the money to begin the production and shipping of 1,200 - 2,000 Edition BOXX M units to the Middle East.

11% will go towards product production tooling and the purchasing of more components from suppliers.

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (82%) , or

- (ii) if the valuation for the company is more than **$7.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $25,000 of the securities, investors will receive a valuation cap of $3,800,000 and a discount rate of 82%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	1,000,000	0	No
Common Stock	9,000,000	6,803,739	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2017	Regulation Crowdfunding	Common stock	$10,992	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We've designed and prototyped the next generation of scooters. Fully electric with two motors and all-wheel drive, our BOXX scooters are powerful but light. This means they use 3X less energy than other electric scooters. Trademarked and patented around the world, we've received over 1,000 pre-orders for our scooters and are gearing up for a production run at the earliest, Q4 2018.

Our scooters are not only unique, but also protected. A global manufacturer making a two-wheel drive scooter with two electric motors would violate our patent. As a result, we're ready to explode into a $12 billion worldwide electric scooter market. Although we cannot guarantee it, after a production run, if we sell 5,000 units, we anticipate $20M+ in revenue at close to 60% margins, and if we get even 1% market penetration, we'll be selling 100,000 units per year and generating more than $400M in revenue.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

BOXX, CORP. was incorporated in the State of Delaware in May 2015.

Since then, we have:

- Received over 1,000 scooter pre-orders after completing a final prototype.
- Granted 14 patents for two-wheel vehicles issued in the U.S, EU, Japan, India, Brazil, and China.
- Our two-motor, all wheel drive scooter uses about 3X less energy than other electric scooters and can recharge a 30-mile battery in six minutes.
- Partnered with Etihad Airways signing a retail contract with to sell a BOXX top end model as a luxury product to their first class clients. The program forecasts an addition 1,200 to 2,000 units. As per our business plan, we are undergoing our first (1 of 6) planned joint venture corporate partnerships in our international direct markets for country wide distribution and dealer network. Forecasting an initial additional production of 4,435 drop ship units annually.
- Granted 15 Multinational trademarks for BOXX and related products.
- Featured in the print editions of GQ, Popular Mechanics, FHM Magazine, Stuff Magazine, Top Gear, Wired, and more.
- We have completed supplier onboarding with a global coffee franchise to sell BOXX at their new top end stores.
- Intellectual Property lies with our current Incorporated Delaware company). All patents have been assigned from Eric Vaughn, the sole inventor of BOXX, Corp and all future patents will lie with Boxx Corp.

Historical Results of Operations

Our company was organized in May 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets*. As of December 31, 2017, the Company had total assets of $11,060.65, including $11,060.65 in cash. As of December 31, 2016, the Company had $68 in total assets, including $68 in cash.
- *Net Income*. The Company has had net income of $0 and net income of $0 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities*. The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $10,992 in equity.

Intellectual Property lies with BOXX the Incorporated Delaware company. All patents have been assigned from Eric Vaughn, the sole inventor of BOXX, Corp in 2015 and all future patents will be owned by BOXX Corp.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

BOXX, CORP. cash in hand is $11,060, as of April 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, our current burn rate is $0 per month as we are pre-revenue.

Currently, there are no daily operational finance trends until production begins. Until this point our founder, Eric Vaughn, has been covering the costs associated with the business. In lieu of a successful fundraise, he will continue to fund BOXX until he has secured the capital to begin production. The BOXX® 1 Meter Vehicle has an average MSRP of $3,845 USD and entry model starts at $2,997.00 without any add-ons. The typical per unit order revenue is $4,600 and average accessory revenue is $450. The Top-End Model at $5,997.00 is the most sought after model. As soon as the Etihad Partnership program begins, we anticipate a 50-60% product margin, which could sustain the company and provide us with the capital to further our production. Production is contingent on the partnerships and a $3 million capital investment from these partnerships.

We will continue to be pre-revenue for the next 3-6 months. If we reach our fundraise target, then the only expenses incurred will be related to marketing for our retail partnerships and legal costs for the India patent. These partnerships and international patents will provide us with the finances to begin production, due to pre-orders. If we do not hit our fundraising goals then our expenses will remain the same. We are aiming to begin production at the earliest, Q4, 2018, at which point our expenses will increase in relation to the number of orders placed and sales made. In lieu of a successful fundraise we will continue as planned but will search for other fundraise options.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Eric Vaughn, certify that:

(1) the financial statements of BOXX, CORP. included in this Form are true and complete in all material respects ; and

(2) the tax return information of BOXX, CORP. included in this Form reflects accurately the information reported on the tax return for BOXX, CORP. filed for the fiscal year ended 2017.

Eric Vaughn
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.boxxcorp.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Eric Vaughn

Appendix E: Supporting Documents

INVEST IN BOXX

The future of electric scooters

"We've designed and prototyped the next generation of scooters. Fully electric with two motors and all-wheel drive, our BOXX scooters are powerful but light. This means they use 3X less energy than other electric scooters. Trademarked and patented around the world, we've received over 1,000 pre-orders for our scooters and are gearing up for a production run later this year.

Eric Vaughn
FOUNDER CEO/CTO, BOXX


FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $50K goal
$100 min
by Wefunder Portal LLC
INVEST

Future Equity (SAFE)

$7.5M valuation cap | 18% discount

A SAFE gives you the right to future shares in BOXX. If you invest, you're betting the company will be worth more than $7.5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $3.8M Valuation Cap & 18% Discount
Investors who fund up to the first $25K of this fundraise will invest in a SAFE with a $3.8M valuation cap & 18% discount.

INVESTOR PERKS

$250+	$250 rebate for the BOXX Scooter and a BOXX t-Shirt
$500+	$500 rebate for the BOXX Scooter and BOXX t-Shirt
$1,000+	$1,000 rebate for the BOXX Scooter and a BOXX t-Shirt
$7,500+	Free BOXX Scooter [Color of choice], LifeTime 10% off all products, BOXX t-shirt
$12,000+	Free BOXX Scooter [color of choice], LifeTime 10% off all products, BOXX, Corp. T-Shirt

OUR AMBITION

Our scooters are not only unique, but also protected. A global manufacturer making a two-wheel drive scooter with two electric motors would violate our patent. As a result, we're ready to explode into a $12 billion worldwide electric scooter market. After a production run, if we sell 5,000 units, we anticipate $20M+ in revenue at close to 60% margins, and if we get even 1% market penetration, we'll be selling 100,000 units per year and generating more than $400M in revenue.

KEY FACTS

- Received over 1,000 sign-ups for scooter pre-orders after completing a final prototype.
- Granted 14 patents for two-wheel vehicles issued in the U.S, EU, Japan, India, Brazil, and China.
- Our two-motor, all wheel drive scooter uses about 3X less energy than other electric scooters and can recharge a 30-mile battery in six minutes.
- Partnered with Etihad Airways signing a retail contract to sell a BOXX top end model as a luxury product to their first class clients. The program forecasts an additional 1,200 to 2,000 units. As per our business plan, we are undergoing our first (1 of 6) planned joint venture corporate partnerships in our international direct markets for country wide distribution and dealer network. Forecasting an initial additional production of 4,435 drop ship units annually.
- Granted 15 multinational trademarks for BOXX and related products.
- Featured in the print editions of GQ, Popular Mechanics, FHM Magazine, Stuff Magazine, Top Gear, Wired, and more.
- In the process of signing a co-branding agreement with a global coffee franchise to sell BOXX at their new top end stores.
- Our 3 initial models competitively retail globally for $2,997, $3,797, and $4,897.

DOCUMENTS

BOXXCorp-SummaryTeaser.pdf
BOXX_Corp-PHASEII-2018_Deck.pdf

boxxcorp.com *from Portland Oregon*

TECHSTARS 500 STARTUPS HARDWARE RETAIL AUTOMOTIVE B2B CLEAN TECH CROWDFUNDING DESIGN AUTOMOTIVE AEROSPACE ELECTRONICS ENERGY DRONES FIN TECH MANUFACTURING ROBOTICS SMART CITIES SUSTAINABILITY TRAVEL TRAVEL & TOURISM MOBILE LIFESTYLE AEROSPACE COMMUNITY RECREATION R&D FRANCHISES TRAVEL & TOURISM TOYS B2B B2C TECH

Why I Like BOXX

Every investor has a way of analyzing opportunities. For me, its whether my instinct resonates with it, which exactly is what BOXX, Corp. does. Eric Vaughn has a tremendously talented business instinct. He has created BOXX through a seen market opportunity and a vision, and has illustrated the ability to bring that vision into reality almost exactly as it was described and on budget. This is a level of forecasting, focus, and perseverance that is hard to find. The industry space and market for BOXX and BOXX, Corp. products is an opportunity in itself, however, BOXX and Eric Vaughn are a truly capable opportunity.



Najmeh Halibi

INVESTMENT DIRECTOR CIO/CSO DUBAI, MACQUARIE FINANCIAL GROUP (AUSTRALIA) & SENIOR MARKETING MANAGER, EBAY INC.

THE BUZZ ABOUT BOXX

BOXX, Corp. presents an opportunity to capitalize on the the current market transition to electric powered vehicles. The BOXX scooter product is wisely comprised of developed technologies that are original technologies that are industry leading and iconic out of the gate. A new scooter brand product is a very capital efficient approach to the vehicle industry and a massive opportunity. Few new companies I have seen have achieved the momentum at the onset as BOXX has achieved. The heavy lifting is done and it is ready for production to fulfill orders. As an investor, this is a turn key opportunity. I am gratefully pleased of such an exciting revenue ready packaged opportunity.



Marvin Kau

Vice President Project Development, American United EB-5 Regional Center

I've known Eric Vaughn for over 8 years. He is a real standup man, strong in principle and vision, and a resourceful person able to remake problems into opportunities. His relationships are trusting because he keeps his word and does everything to follow through and persevere on them. He is also a renowned product industrial design engineer who can develop great functional aesthetics and engineered technologies. He is highly educated and formally studied in mentorships. This is complimentary to the endeavor of BOXX, Corp. A business is honed by entrepreneurship and craft skill sets is what keeps a company together and enables it to surmount all odds seeing them for the opportunity that they really are.



Justin Boucher

Lending Associate, Bank of America

I travel all over the world. This product, BOXX fits, is a true global product. BOXX has a powerful and inspiring brand platform for successive products and technologies. I really enjoy being a part of it, seeing it built from the ground up. I love that aspect of business built on entrepreneurism principles, prospects of community job creation, as well as a founding core craft of skilled product engineering. Eric Vaughn is a grounded visionary able to create a vision and bring it into reality, a phenomenal business entrepreneur forged through this endeavor of BOXX and BOXX, Corp. The opportunity of BOXX is perfectly timed for the industry and markets.



Duane Bietz

Owner, Strategic Solutions

The package that has been put together for ground level investors is fantastic! The heavy lifting is already completed. It is the most complete and thought through platform I have seen from a new company. The elements are in place to make a major industry play on an opportunity that coincides with the market. I may never ride one daily myself, but I think BOXX is an absolutely great product platform to build to a company on to create a brand name. The degree to which BOXX, Corp. has designed this opportunity at the onset is exceptional and is just the beginning.



Marcus Taylor

CEO at Silent Sensors Ltd. Oakley

I really enjoy being part of the founding of BOXX, Corp. as our director of engineering. Working on BOXX and all our coming products is some of best work I have ever been part of in my career. As an engineer I specializes in vehicle engineering of high performance cars to military vehicles, the engineering practices at BOXX are extremely advanced comparatively and just as innovative. I love it. The company presents opportunity for my skill sets and career to really enjoy what I do. These products are of the finest quality. Our company has a core focused on engineering practices which is an aspect of BOXX, Corp. that I very much agree with. This is essential to produce exceptional products.



Brandon Fisher

Director of BOXX Engineering

Hot Wheels Come in a Boxx

If you don't mind turning heads as you turn corners, then the Boxx might just be the ride for you. It looks like eye candy for design geeks, but it's got bona fides fit for the greenest save-the-planet people. It's a 120-pound individual transportation vehicle,

March 8, 2018 @ pdxmonthly.com

Portlander Designs Electric, Boxy Scooter of the Future

For those who love riding around town on what looks like a ridiculously large iPod, there is the BOXX. For those who love riding around town on what looks like a ridiculously large iPod, there is the BOXX. This rectilinear scooter, with its electric

March 8, 2018 @ citylab.com

The Boxx Scooter Gets Ready to Roll - Core77

Though not as relentlessly rectilinear as Joey Ruiter's wicked Moto Undone motorcycle, designer Eric Vaughn's Boxx scooter is an innovative transportation design with a similarly unconventional shape. Portland- based Vaughn, who has until

March 8, 2018 @ core77.com

MONOCOLE Magazine

MONOCOLE Magazine names BOXX Corp. BOXX product #9 of Top 25 Best ways to go places. Print Edition.

March 7, 2018 @ boxxcorp.com

GQ Magazine

GQ Magazine Germany / France June print publication featuring BOXX. The first image of LightGuard product by BOXX Corp.

March 7, 2018 @ boxxcorp.com

Stuff Magazine

Stuff Magazine UK features BOXX as a "Hot Stuff" Print Edition.

March 7, 2018 @ boxxcorp.com

A Boxxy Bike

Called “Boxx,” this one-meter-long two-wheel-drive bike promises 40 or 80 miles of electric range on a one-hour charge (with optional charging station upgrade). An electric motor inside each wheel powers the vehicle to speeds as high as 35 mph,

March 7, 2018 @ jesda.com

Episode 305 - Tech Toys 360

See the latest in urban transportation with the BOXX, a two-wheeled vehicle that is compact enough for a back pack and enough e-power for urbanites in a hurry. Speeding up again, but still on time, we cover a motorcycle-inspired watch, the Tread
March 7, 2018 @ techtoys360.com

T3 Magazine

T3 Magazine names BOXX at #48 of the Top 100 hottest products. Print edition.
March 7, 2018 @ boxxcorp.com

Popular Mechanics

Popular Mechanics Magazine US and SA (Print Edition) features BOXX among the best industry product brands. Weights in their top 6 best scooters.
March 7, 2018 @ boxxcorp.com

18 pieces of the most sophisticated technology to take you into 2018

Unique doesn't even begin to describe this innovative two-wheeler. Looking more like a prop from a retro sci-fi film than a modern piece of personal transport, turn heads while you reduce your carbon footprint - BYO lycra. Price: $3900. Order one from
February 16, 2018 @ executivestyle.com.au

Best in Transportation

BOXX is a two-wheeled, all-wheel drive electric commuting vehicle used like a moped or bicycle. Why BOXX is Best in Transportation: It is, however, modular, allowing for easy, accessible technology upgrades as they become available. Thanks to precision
February 12, 2018 @ creditdonkey.com

Meet Boxx: A Squared-Off, Self-Contained Electric Scooter

From Portland, Oregon, we bring you the Boxx - a meter-long electric scooter with looks apparently inspired by Volvo station wagons of yore. Self-contained and with a tiny footprint, the 120 lb. Boxx is designed for urban environments where space
January 8, 2018 @ wired.com

Thinking inside the Boxx

OF the various companies promising revolutions in personal transport via battery-powered bikes Boxx Corp's planned 2013 machine - a one-meter-long device that seems to be styled by Samsonite - is one of the more intriguing. Sure, small bikes
January 8, 2018 @ visordown.com

Portlander Designs Electric, Boxy Scooter of the Future

For those who love riding around town on what looks like a ridiculously large iPod, there is the BOXX. For those who love riding around town on what looks like a ridiculously large iPod, there is the BOXX. This rectilinear scooter, with its electric
January 8, 2018 @ citylab.com

How Battery-Powered Rides Could Transform Your Commute

A new wave of electric-powered vehicles-scooters, longboards, unicycles-is ready to whisk you from your mass-transit stop to your final destination. But are cities ready?
January 8, 2018 @ wsj.com

Top 10 Scooter Brands

A scooter may not cost as much as a car, but it's still a major investment, particularly if one is buying a new scooter. It's important when buying a scooter to look at factors like gas mileage, safety, speed, and overall lifespan and performance.
January 8, 2018 @ ebay.com

Oddball electric scooter makes it to production

We come across a lot of out of the box ideas aiming to revolutionize the way we move. The BOXX scooter from 2012 fits the bill in more ways than one. Back then the team behind the wacky e-bike design was chasing preorders. In 2016, it's a production
January 8, 2018 @ newatlas.com

BOXX electric bike: two wheels, four corners, all-electric transport for one

Has bicycle design reached its pinnacle? Or are electric bike manufacturers just not trying hard enough? The YikeBike begs to differ, and here joining it is BOXX Corporation's diminutive BOXX. Coming in at just under a meter (or 36-inch inches)
January 8, 2018 @ engadget.com

Riding the box-like electric scooter

This scooter is eco-friendly, it's compact and designed to stand out from the rest of the crowd. Boxx Corp. describes it as a two-wheeled personal transportation vehicle that is ridden the same way as a moped or a bicycle and is said to be just as easy and
August 28, 2016 @ plugin-magazine.com

The Boxx Shows Out-Of-The-Box Thinking | Electric Bike Action

Boxx is an electric all-wheel drive commuting vehicle. Modular components make technology upgrades and customization easy. It can be used similarly to a moped or bicycle and is just as easy to ride. Boxx has been engineered to have a very low center
February 26, 2014 @ electricbikeaction.com

Boxx - Electric Motorcycle Meets Trendy Vision

By Paul Crowe This particular appliance is called the Boxx, ... can't imagine why. It has electric power and 2 wheel drive, an integrated kickstand and internal storage compartments. It weighs 120 pounds. It will go either 40 or 80 miles, depending on
May 25, 2012 @ thekneeslider.com

6 Scooters That Zoom-And Get Great Mpg, Too

Once pigeonholed as two-wheeled transport for the dolce vita set, scooters are enjoying a renaissance thanks to spiraling fuel costs and recession-friendly prices. The new breed can be fuel-efficient commuters and even peg-scraping canyon carvers.
April 3, 2012 @ popularmechanics.com

Top Gear Magazine

Top Gear Magazine UK April Edition features BOXX as a product purchase of the month.
April 1, 2012 @ boxxcorp.com

Box-Shaped Electric Bike Redefines the Scooter

for PSFK Simply dubbed the Boxx, this electric vehicle rethinks the traditional design of motorbikes with a minimalistic and stylish approach. The square bike is built using light-weight aluminum and is strong enough to support 300 pounds.
February 14, 2012 @ mashable.com

Boxx Corp Suitcase-Sized Electric Scooter

Oregon-based Boxx Corp. is introducing a new box-shaped two-wheel drive electric scooter, measuring just a meter in length (39 inches). Production is set t [...]
December 9, 2011 @ blog.motorcycle.com

The Worldwide Scooter Market is Both Enormous & Static

The global electric scooter and motorcycle market was $12B in 2016 and is expected to reach $22B by 2025. However, most of these electric scooters are made by the same 10 competing brands and still run on two-stroke engines designed in the 1950s. The market is technologically stagnant. There's space for a new company focusing on state of the art technology to carve out space. At BOXX, we plan to fill that space with a scooter equal parts fast, light, and powerful, a machine that can reach up to 54 mph while able to fully recharge a 30-mile battery in six minutes.

BOXX THESIS


BOXX® THESIS
BRAND & INDUSTRY LEADER
Capitalizing on the changing tides within the industry as it shift from gas powered vehicles to electric ones, BOXX® is situated to establish itself as a leader in the industry. Designed for global distribution ease and production capital efficiencies, BOXX's product brand potential is secured through strategic joint venture partners with vast distribution networks, and significant co-branding corporate partners giving BOXX® the required infrastructure to scale immediately into our direct markets.
BOXX
BOXX

BOXX Will Be The Most Complete Scooter Out There

It's not just the speed and power. Check out all the advantages a BOXX scooter has to offer.



- BOXX scooters are 100% electric and uses 3x less energy than other electric scooters.
- Power options include a 30-mile option, which can recharge in 6 minutes without a special station, and a 120-mile option.
- Two wheel drive means superior riding quality and increased terrain functionality.
- The chassis is more clipped than on traditional scooters, giving the frame durability.

-The scooter, only 1 meter long, can be easily carried, stored and driven.

-Standard Scooter 10-inch wheels allow even the tallest riders to feel comfortable.

-Every aspect of the scooter is DOT compliant for on road use.



We've Focused Heavily on Patents and Trademarks

After completing our first set of prototypes in 2013, we focused heavily on patenting and trademarking our scooter. As a result, we have 14 patents in 6 countries. Designed to be not just specific to this scooter, but relevant across the whole two-wheeled vehicle spectrum, our patents are applicable to anything with two wheels. This gives us a huge advantage heading into any global market -- we not only have a superior product, but protection for that product and brand.


Proven Patented Technology
14 U.S. / international (China, Japan, India, EU, Brazil) patents for Two Wheeled Vehicles covering:
Vehicle format
Drive system
Safety lights
Manufacturing
Modular Components
Software
Motors
15 U.S. / International (China, Japan, India, EU, Brazil) trademarks over BOXX® and related product marks and product brand badge
2 U.S. / International marketing trademarks
[Powered By BOXX®] industry licensable technologies
Patent protection across entire two-wheel vehicle market
FIG. 16
FIG. 17
FIG. 11
FIG. 12
FIG. 19
FIG. 1
FIG. 10

Patent:	29/3575168 D644569	13/117602/U	235293
	D17107410	13/042932/U	20116108/JP
	ZL20113005712.5	PCT/US2011/038405	13/042898/U
	18357520001	61/349,015	038405 / JP / EU

Our Progress So Far

By focusing on patents and trademarks, we've ensured that BOXX scooters are protected globally. However, this process took longer than anticipated, so we're just now beginning our Phase 2 product production. By raising a successful round on Wefunder, we'll be able to enter a Phase 3 BOXX Joint Venture ahead of schedule per business plan (seen in our attached deck) during this Phase 2 production fulfilling more than 1,000 pre-orders and another 4,435 slated annual units as we begin bringing BOXX scooters to the world.

2009 — **BOXX is Created**

March 2010 — 

BOXX Phase 1 Prototyping Begins

We also receive our first round of funding.

2011 — 
PATENTED

BOXX Patent and Trademark Portfolio Begins

We begin to file patents and trademarks in countries around the world dated back to 2010.

2012-13 — **First Set of Prototypes Complete**

We complete 4 prototypes and 1 POC engineering test vehicle.

2013 — MONOCLE

Monocle Magazine Honor

The magazine ranks BOXX #9 in its Top 25 Ways To Go Global.

2015 — **We Receive Many Media Mentions**

BOXX is featured on BBC Gadget Man, the Discovery Channel, and Tech Toys 360.

2016 — **We Begin Plans For Product Production**

This is Phase II of our business plan.

2017 — **We Prepare to Begin Production of Our Pre-Orders**

We prepare to begin producing the more than 1,000 pre-orders of our scooters.

August 2017 — **BOXX Prototype 001 Acquired by Prominent Museum for Permanent Display**

Q4 2018/Q1 2019 — 

Product Deliveries Begin

After rasing capital for production, our timeframe for deliveries is forecasted at late 2018 or early 2019.

Let's Scooter Together

Dear Investors,

The BOXX scooter is a disruptive product. It is designed as an icon product, a company foundation mascot derived through groundbreaking technology innovations into a platform that illustrates a new major brand name to the scooter industry. It is a capital efficient first product to develop and produce as well offers industry-leading specifications in its class at competitive globally adjusted market prices. It is an iconic brand product and sets the stage for a successor of global products. A vision of the scooter re-imagined into its purest form that is both engineering beauty and pushes the limits of technology. It embolds the vision of BOXX, Corp.

That is the founding premise of BOXX, Corp. The all in one centered product designed to create a brand and focus a company around. This type of business model is not an unfamiliar one. It has been used by countless companies to build, create, and expand successful new brands of innovating products. Within our space, for example, Honda introduced the Super Cub scooter in 1958. This one product has remained relatively unchanged since its introduction with more than 100 million of them produced. It is the most produced motorized vehicle in history and the product that brought Honda into the motorized vehicle market. It re-vamped the image of the scooter across the globe. Though slated at a lower volume than its planned successor model(s), the first BOXX scooter is the utilization of this traditional business model.

Motorized vehicles are undergoing a transition to global electrification. While we do not depend on this transition it is an opportunity in its self. The scooter market is the largest form of global motorized transportation. It has remained relatively unchanged for decades with relatively few major players, and at a low cost of product entry, it is far more capital efficient than an automobile to introduce and produce. With even just one percent of market penetration for BOXX, BOXX, Corp. can achieve profitable organic growth at an exceptional scale. Thus, scooters are a massive opportunity and the industry is in position for a new player, a new brand. The timing for BOXX is perfect.

BOXX, Corp. has corporate partnership sponsorship with Google for global brand marketing and has partnered with Ethiad Airways for an exclusive retail program of sales for the top end BOXX model forecasting an additional 1,200 - 2,000 units for the program. Further, as per our business plan ahead of schedule we are entering our first BOXX Joint Venture corporate partnership in one of slated direct markets that comes with all necessary production capital for an additional 4,435 units annually.

We're raising money with Wefunder to support the initialization of our first BOXX JV partnership as well as our retail program which also include additional franchises for BOXX. This the corporate resource to ensure these programs, production capital and product inventory business operations to immediately facilitate the production of BOXX orders, starting with a batch run of 1,000+ units.

Up to this point Phase I has been privately self funded and with the start of our Phase II here, BOXX, Corp. has been incorporated in Delaware for the purpose of an public ownership opportunity for product production. Our Investors Deck & Summary Teaser for additional detare attached here to this campaign for download.

Here on Wefunder, we're offering investors the opportunity to share our vision, I am offering investors the rewards as a founding member of the company, to partake in and cultivate the growth of this company together. To join our plan for an active and direct market compete alongside the staple brands, focusing our products to leverage onto existing industry model lines, market sectors already known to the market and while outperforming competing products in specification and price point at the same time. It is a serious industry play which BOXX, Corp. forecasts exponential growth from this first batch of product delivered. Its as an innovative and new company, we are looking forward to fostering the development of professional and traditional craft skills for aspiring minds that we value to be core assets to economies and communities through the products we produce.

BOXX, Corp. BOXX is a product brand of innovation for the next generation markets. An industry global product from a company forged in exceptional craft skills. We are here to make a real brand mark today in the future of this industry.

Looking Forward,

Eric Vaughn
CEO
BOXX, Corp.

The Global Two-Wheeled Vehicle Market is Growing at 20%


GLOBAL MARKET
BOXX
E-Scooters poised to dominate scooter market.
Global e-scooter sales projected to outpace – traditional scooters
Scooters compose the largest global transportation market and the industry has grown steadily over the last decade.
467 million unit two-wheeled vehicle industry and is growing globally at over 20%
Total number of e-scooters on the road worldwide will increase from 17 million in 2011 to 138 million by 2023.
Cumulative E-Scooter and E-Motorcycle Sales
Global Market, 2011-2017
(Vehicles Millions)
140
120
100
80
60
40
20
2011E
2012
2013
2014
2015
2016
2017
E-Scooter
Scooter
Source: Pike Research
Annual sales of e-scooters will essentially almost double each year, with some countries such as Italy and France seeing compound annual growth rates (CAGRs) of greater than 20%. Countries within Eastern Europe will see even more explosive growth, with e-scooter sales increasing near 40% annually through 2023. CAGRs for North America will surpass 71%.
OVERVIEW: BOXX Corp. 2018
CONFIDENTIAL . NON PUBLIC
P I 5



Our full pitch deck is available to download here.

1,000+	$3845	$4600
Sign-ups for pre-orders	MSRP	Average per unit order revenue

Founder



Eric Vaughn

Founder CEO/CTO

Product Designer/Design Engineer, Branding/Marketing, Passionate about creating global opportunity

AND THE REST OF THE TEAM



Early Boykins III

Advisor

Co-Founder and CEO at Rouge Reel. Advisory board member of Boxx Corp. Part-time.



Brandon Fisher

Director of Engineering

Part-time.



John Girard

Advisor iCOO

CEO at CIENCE, growth oriented internet executive. B.A. Stanford University. Part-time.



Aaron Weast

Electrical Engineering

Director of Innovation Engineering - Nike. MSME, Stanford University. Part-time.



Todd Putnam

Systems Control Engineering

Sr. System Engineer at Rivian Automotive, LLC. Tufts University. Part-time.



Paul D'Souza

International Director

Part-time.



Dianka Minko

Investor Relations

NW Life Funds, L.P.. Portland State University. Part-time.



Brent Neill

Advisory Financial Officer

Co-Founder and COO at NOM. USC. Part-time.



Stan Yuek

Adviorsy iCOO BOXX, Corp. Asia

Haenet Co(bluma),. LTD. Part-time.



Stephen Martin

Director Software Architect / Sr. Programmer Lead.

Sr. Engineering Manager at Amazon. Previously Sr. Engineering Manager at Twitter. Part-time.



Jesse McFadden

Technical Dealership Sales

Previously Delivery Experience at Tesla and Business Specialist at Apple. Part-time.



Rosalie Ayers

Product Representative

Co-Founder of BUB. Marylhurst University. Part-time.

Raised $10,992 From 5+ Investors

$10,992

October 2017

PRICED ROUND



Justin Boucher

Specializes in Financial Analysis, Venture Capital, Executive Management



Marvin Kau

Real estate executive with financial and accounting background



Duane Bietz

Retired Cardio Thoracic Surgeon, Passion for Clean Technology, Design, Travel, and Sales & Marketing



Najmeh Habili

Senior Marketing Manager at eBay, Specializes in Corporate Finance and Investing



Marcus Taylor

CEO, Silent Sensors.

Interview

Wefunder interviewed Eric Vaughn on December 18, 2017.

– COLLAPSE ALL

WF: What is BOXX Corporation?

VAUGHN: BOXX Corporation engineers mobility products and components, specifically scooters and electric motors, as we're seeking to capitalize on transportation's industry-wide transition from gas to electric vehicles the focus of our brand is on electric scooters and the relative electric power train. The goal is to become a major player in the next generation of scooters and personal mobility products. We've developed our first scooter, which we have patents on, a design language, branding, and are ready to manufacture at volume our first production run.

WF: Where did the idea for BOXX scooters come from?

VAUGHN: First of all, I love cars. I've been designing cars and aspects of cars for as long as I can think, and I always wanted to start a car company. However, what's is the simplest, most realistic way to step into a motorized vehicle market I asked myself? Scooters were the answer. Electric scooters more specifically open the door to reduced product development costs and innovation. Two main points: 1. developing an electric vehicle is actually simpler than a combustion vehicle. 2. scooters are the largest motorized transportation market in the world, over cars, tenfold+. They're just less publicized in a market that is wide open for a new major and next generation of products. Scooters are also more accessible to world population and are on an accelerating trajectory, and mostly always have been as urbanization is ever increasing. A lot of scooters have remained the same for years and there are fewer than 10 major competing brands. There's an opportunity here to make a new major global brand, with a new innovative product composed of embedded new industry technologies that can be done on very little capital relative to the return exponential.

WF: BOXX is stylistically unique. Why did you design it that way?

VAUGHN: The product has a different look to it, that's true. But I designed it as everything that a scooter can be from a new next generation format designed on an electric power system. Its a fresh start for the scooter, a new design language to build upon. The standards are very, well exceptionally high, that is my personal standard of work, only the absolute best is acceptable. The format is not just for the exterior, it is built from the ground up around the purpose of being a very specific chassis or expandable product platform. Its very tuned and balanced precision that makes it work. Centering around two-wheel drive (a first of its kind for the road) gives BOXX a riding quality that's superior to many scooters and abilities for more terrain, it is also a standard drive format for all BOXX scooters to come. On a functional platform, the chassis is much more clipped than anything that you'll get from the major brands, which gives it more everything actually yet feels like a larger wheel base when ridden. This is because of the patented chassis and suspension design. It also highly durability can hold much more than its own weight in cargo while uses less power than the typical scooters because of that weight optimization. The whole bike is an exercise in engineering optimization, and that derives so many benefits and cuts the unnecessary.

As for the body, it's one of those things that seems a little ahead of itself because it's so new, but if you approach the design from a pure functional aspect it does start to make lots of sense. It's only a meter in length. It's quite compact, but because the body has a lot of surface area, it's highly visible on the road. It's very easy to store — you can bring it up the elevator into your apartment, lay it down, and slide it under your bed. A number of people want them to put them on the back of their RVs, or take them to camping sites, or put them on their boats, or store inside their apartments and its perfect for the urban environment, and more capable in the country by its AWD than typical scooters.

This is designed as a roadworthy vehicle, so it still has the standard 10-inch scooter wheels and tires. Everything is Department of Transportation compliant. It'll hold up to a 6'5" person, and even though it's small, ergonomically, you'll feel like you're still on a full-size bike. You can be as small as 90 pounds, and because the bike is not that heavy, you can handle it and maneuver it.

Further, it's simple and very low-cost to manufacture. It's an easy chassis platform to step through and to use for successful products that I plan to develop. It strips down to a basic form of pure function is all that it needs to be. The electric motor system is very basic and wise. And the electric motors that we designed are a novel piece of engineering.

Later, we plan to design successors from this model. The second product would be a more traditional step-through design, a motorbike, that kind of thing. There are all these little add-on things we'd like to offer in future models, but they're not the necessities of pure function, pure form, that are just the starting point that is right now. That's gotten us great market acceptance so far. BOXX is our entry platform into the industry.

WF: What makes you confident that you can compete in the electric scooter market? ^

VAUGHN: Most scooters are still running on two-stroke engines designed in the 1950s. The market is stagnant in terms of the technology. That means it's relatively easy to make a major play, from a new company to carve out brand space within the majors. All companies are first going to stay true to their brands existing format before doing anything new. Thus someone else a new brand must do it to break the industry stagnation. To do that you've got to have an iconic platform as well as state-of-the-art technology combined. We're starting there instead of where everyone else already is.

BOXX has its own electric motors, which we've patented, which are the best performing in the industry. We have the drivetrain patents, everything that locks down two-wheel drive for two-wheel vehicles across the board. If any manufacturer decided to make a two-wheel drive scooter with two electric motors, they'd violate our patent, which is a huge asset to us and gives us an industry position that tells everyone else that we're serious. Navigant Research says we're a major player, right next to BMW, in the upcoming next generation of the market.

WF: Where are you in the launch cycle? ^

VAUGHN: I describe our launch cycle as a three-phase plan. The first phase was the proof of concept and prototyping phase, where we created the package of the product and our patent assets that we'll build the company from.

We're at the beginning of phase two, which is initial production and marketing to retailers and distributors. We need to develop inventory so we can start aggressively courting retailers. Seed investors had to take that risk when it was just drawings on paper, and we're past that. Now, opening phase two, we're raising the capital to develop the production unit. Much of the capital goes into hard revenue producing assets by building the inventory that's sale-ready. That turns into more revenue than the capital we're asking for, which leads to phase three, profitability and expanding sustainable operations. The idea to point is to get BOXX production going on as little invested capital as possible and right into profits.

Our only remaining R&D is about resolving known production issues, which we estimate will cost about a third of our $3 million budget for production establishment of which an additional third is simply to purchase inventory worth of greater sale value than the production budget as just mentioned. Its a brick by brick build up.

WF: When do you anticipate profitability? ^

VAUGHN: Short Answer, on the delivery of the first 1,000+ unit production. This Phase II is a great opportunity for investors to plug in because they can basically sit atop all the patents, they can sit atop the marketing acceptance we already have, they can sit atop the existing prototype and the manufactured prototypes. They are in position atop of what we have already done and accomplished in a ready state of production to capitalize on. The heavy lifting is complete.

Because of the price point and manufacturing design of BOXX, a relatively low product volume gets us to profitability and sustainable company growth at the onset of our first batch production run of least 1,000 units. Sales of 1,000 units should generate $5 million with only $3 million invested, this is the designed starting up scenario. At 5,000 units, we anticipate $20 million in revenue at close to 60% margins. I like to initially target just 1% market penetration, with that we'll be selling 100,000 units per year and generating more than $400 million in revenue. That is just how large this market is. Plenty of room for us.

WF: Does a BOXX buyer need a special license or training?

VAUGHN: It's designed as a moped so that you don't need to have a motorcycle license to operate it. A person who rides scooters can obviously ride it and it will perform well and be acceptable to them. A person who has thought about owning and riding a scooter but doesn't really have that commitment level to go and become a motorcycle rider can also step into this product, unlike a Vespa or Honda.

Each BOXX is equipped with a VIN number and a plate holder in case it ever needs to be registered. We've already had the discussions with the DMV, and the DMV came to a conclusion that it's just a moped, no need for registration.

WF: How will distribution work?

VAUGHN: Unlike a standard scooter, BOXX can ship to your door when you purchase from any retailer or authorized dealer. Our distribution is primary through existing dealer networks and retailer franchises.
This is why we have selected 6 directed markets for our BOXX JV partnerships that gain us country wide access and established network of dealers. We are setting up our first one right now. It is important strategy note that in these direct markets we are already patented and trademarked.

We have new dealers also gearing more towards the next generation of scooters and mobile products which we will also support. Such groups are on the cusp of explosive distribution. We've already talked with a group in Germany is looking to commit 100 units per month starting.

WF: What do you need to take your next steps?

VAUGHN: Well, said directly, this campaign has to be a success. This is because it will provide the capital to formally support the programs in place that will begin product production, retail and produce the necessary capital. That is the simplest way to put it. Everything else is ready to go.

The reality of this and the single biggest focus that we can do for this product and to build this company to meet the returns we anticipate, is to simply build and produce BOXX. We'll have inventory, deliver it and that's capital and marketing requirement right there for the first five years.

WF: Who's on your team?

VAUGHN: It's a per phase plan, with a tailored team per phase requirement each time. Some team members may participate in more than one phase and stay on to become full time employees. To example, our first phase I as primarily a team of contracted engineers. Now as we build up and enter phase II there are new supporting team members coming into play for the program and some phase I carry over. The idea here is to function as a typical company project division with which grows into its own ongoing entity or corporate product arm. Operations are kept minimal overheads during this time as there is a lot of leveraging that we do with existing manufactures and support services to orchestrate the build on budget. This is part of the formula. Keeping us lean and nimble till production revenues are in place. We can also share this production development opportunity
by supporting intern programs which we have many schools slated. Win Win.

WF: Who's your competition? ^

VAUGHN: First, it's good to identify and remember that the United States is not a primary market yet for a scooter company other than mostly a recreation marekt sector but by that it is opportunity to instill the first one composed with an international industry wide global reach. Through out the rest of the world, Europe is where the top brand competition is, and I intend us to be in that top competition among the majors. Its about the seriousness required and having such goals puts down the drive for us and the company. Its genuine play is go hard or go home. People care about that drive from a business.

Some of these target global brands include everyone from Honda to BMW to Kawasaki, Piaggio and Suzuki. We're going to go straight for them, in their space. majors. Admittingly this BOXX product, allows us to dance around their market space a little until we find our footing, then granting us the opportunity in their market space. That is part of its product strategy for the company brand. And we're going to produce products on that intention, model the cost of their products, and make products that are offering better technologies for the same value. All this market research is already done for us (leverage continued). We just go to the major brands and take a look at what they offer, their pricing models, the features list and we model and innovate our business and products after that and tossing a little more value per offering for our products. We are nimble and light weight as a new company and can afford to do that and compete in ways that existing majors can't match at the onset.

WF: How can the BOXX be used on a day-to-day basis? ^

VAUGHN: The BOXX is designed to go 54 miles per hour from an engineering dynamics perspective. The motors can be scaled back to a top speed of about 30 miles per hour, which we've done for mopeds. If there were to be a regulation change, say from 30 miles per hour to 35 miles per hour, that's just a software thing.

BOXX, because of the way it's built and its size, it uses about three times less energy to do the same thing other electric scooters do. We can have a smaller power system go the same range as other scooters. We have two motors running all-wheel drive, so it'll go up hills in San Francisco that other scooters can't go up. You can do more off-terrain kinds of things. You can even ride in the snow a little bit under our standard and patented traction control and abs specifically for scooters.

Power systems are modular, so we can offer a range — a daily commute range with a quick power up re-charge or a top end long range multi day per power up charge power system.

BOXX can be used as a primary vehicle as you find fitting into your living environment beyond that of traditional scooters as it is efficient in all manners from power and accessibility requirements. It is also a great secondary or accessory vehicle that may be stowed away for a trip or a neighborhood commute. If without a garage or parking you can store in side your home. It can also carry more than you weight.

WF: How does the fast-recharging battery work? ^

VAUGHN: We have a priority patent pending power system. I'll tell you that it is super capacitor based. They way BOXX is designed allows for such a system to work. And if you don't already know, a super capacitor can be charged almost instantly in certain cases. To this end, fast re-charging on BOXX is no different than chargin up your cell phone with a wall socket and seeing it fully charged in six minutes. No special charging stations or plugs. Done.

For additional convenience and upgrading you can either take the power system out and plug it into a standard household outlet or take the scooter to any household outlet and plug it in directly.

To frame up one step further the operating theory behind our power system, some novel buses in Japan have super capacitors only system — they will start out from a bus stop and on travel to the next stop go through a charge down and charge back up under braking to the next stop. This works better for trains, as bus still really needs a secondary system. However, BOXX because of its optimal size, weight and power requirements and the current power attributes of super capacitors; I'll just say that it works itself out.

WF: What technology have you patented?

VAUGHN: I was pretty aggressive about patents at the onset, as they're part of the formula for the company to leverage its technological assets for the industry on. Any new company needs those to establish. They are just as important as the initial prototypes in Phase I. Part of the package. And we started them right away. BOXX's technology is built upon these patents. Its a technology bed of what I summed up of as seven core industry wide technologies that BOXX, Corp. will bring into the industry.

These patents are a very strong portfolio of company assets.

Phase I had 14 patents initially designe not just specific to this one product, but relevant across the whole two-wheeled vehicle spectrum and across all manufactures. Anything that's got two wheels for example, are patents are applicable to.

The portfolio includes patents that are issued in seven countries, including the U.S., Japan, India, Brazil, and China. They're sectioning out additionally right now into Germany, the U.K., Italy, and France per our business plan strategy. In these countries we also have BOXX trademarked. Our patents also back date into 2010 giving us a strong position as the industry begins now to look to these technologies.

For extra insurance of our initial product format we have issued design patent on BOXX, meaning the format of the vehicle is patented in its entirety. It's very rare that you're able to patent an entire vehicle format. We patented our design language, and that sets a very good stage for making an iconic brand.

In our primary utility patents, we have a patent two-wheel drive for bikes or scooters utilizing two electric motors and a controller, which is the simplest way to get two-wheel drive. The only reason we were able to get that broad scope patent is because no one's out with a product yet. And it will be desired more and more as electric vehicle manufactures begin to realize you get more power efficiency and range when using two motors instead of on one working really hard to carry the load. We own that and in every major market the industry develops such technologies. That's a huge asset.

We have a patent on our electric motors, which is another huge asset because of the way it's built. We did that because there were no other motors in the industry that BOXX could work with. None were lightweight enough while being able to do what we needed them to do performance wise. Our motor is light, efficient, and easy to manufacture, and we think it will be popular across the industry as well.

WF: How will patents contribute to your bottom line?

VAUGHN: All the patents are extendable into component products. We could make a business-to-business play — that is, we could offer drivetrains that are patented from BOXX to competitors. That's a side business that is potentially planned and typical of such companies as ours and so I made sure we were setup additionally for business to business commercial products now in our business model.

For example, our patented electric motors are a micro business unit in itself for the company and R&D products such as a patented digital light projection heads-up display utilizing the road surface. Basically, vehicles are able to display on the road surface a pattern of light that would say "walk" if a vehicle were coming to a stop, so a pedestrian would know they'd been seen. This too is just coming into play researched by leading brands as autonomous vehicles come online. We again have the holding position, and on this one this includes cars too.

Annuity fees for these patents add up to about $10,000 per year, but I think it's worth it.

WF: How do you plan to use the money you raise from WeFunder investors? ^

VAUGHN: This money will raise here in this campaign is primarily put to use to ensure the initialization of our first BOXX JV unit which comes with additional sales and production capital as per business plan and as well support our partnered retail programs for BOXX ensuring their proper operating. In this way, its a little bit of capital to achieve the necessary capital production. The success of this campaign is important to launch on our opportunities. As these programs are going, we will also begin production setup steps and finally inventory acquisition that once delivered generates more capital than what was required to begin production and turn profit out of the gate.

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RISKS

1 These are the principal risks that are related to the company and its business:

Our patents and other intellectual property could be unenforceable or ineffective. One of the Company's most valuable assets is its international multi-country intellectual property portfolio. We currently hold 14 issued design and technology patents throughout the US, EU, Japan, India, Brazil and China as well as a number of trademarks including BOXX ® product trademark in each country, copyrights, Internet domain names, and trade secrets. We believe the

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Vaughn Eric

CEO/CTO BOXX Corp. Founder/Creator, Product Designer/Design Engineer, Branding/Marketing

BOXX Corp. • 3 Degrees / 634 credits / 4 minors

Greater Los Angeles Area • 312

Connect | InMail | More...

Experience

CEO/CTO, Founder/Creator, Product Designer/Design Engineer, Branding/Markteting
BOXX Corp.
Jan 2010 – Present • 8 yrs 4 mos
United States

Education

3 Degrees / 634 credits / 4 minors
1994 – 2003

Skills & Endorsements

Product Development · 14
Justin Boucher and 13 connections have given endorsements for this skill

Design Strategy · 13
Endorsed by **Michael Collier, who is highly skilled at this**

Design Thinking · 8
Thomas Mach and 7 connections have given endorsements for this skill

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Accomplishments

14 Publications

Wall Street Journal • BBC Gadget Man • TechToys 360 • GQ Magazine • Top Gear Magazine • FHM Magazine • Wired Magazine • STUFF Magazine • Discovery Channel • Mashable...

12 Patents

Two wheeled vehicle design format • Two wheeled vehicle design format • Two wheeled vehicle design format • Two wheeled vehicle design format • Two wheeled vehicle design format • Two Wheeled Vehicle Dual Motor All Wheel Drive System • Two wheeled vehicle design format • In Wheel Electric Hub Motor Assembly • Two wheeled Vehicle Modular features • Two wheeled Vehicle Dual Motor All Wheel Drive System...

9 Honors & Awards

Awarded 2nd Silicon Valley Top Business Model Competition. • Grant Honoree • SPARK GOLD International Product Design Award • BOXX Corp. #9 Top 25 Global Transportation Companies 2013 • Emmy Nominated Visual Effects Designer • Emmy Nominated Visual Effects Designer • Emmy Nominated Visual Effects Designer • BOXX #48 Top 100 Products of 2012 • BOXX Top 6 Scooters of 2012

1 Project

BOXX

1 Test Score

IQ

Interests

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